                                                                    Exhibit 10.7

                          CARIBINER INTERNATIONAL, INC.
                              AMENDED AND RESTATED
                             1996 STOCK OPTION PLAN
           (As amended and restated as of May 4, 2000 and approved by stockholders on June 28, 2000)

         Article 1. Establishment, Objectives, and Duration

         1.1. Establishment of the Plan. Caribiner International, Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby amends and restates the stock incentive plan known as the Caribiner International, Inc. 1996 Stock Option Plan (the "Plan"). The Plan became effective as of January 1, 1996 and was amended as of May 16, 1999.

         The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options and Restricted Stock.

         1.2. Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

         The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

         1.3. Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Compensation Committee of the Board of Directors of the Company to amend or terminate the Plan at any time pursuant to Article 11 hereof, until all Awards granted hereunder are satisfied by the issuance of Shares and/or the payment of cash. However, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date.

         Article 2. Definitions

         Except where the context otherwise indicates, any masculine term used herein shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

         Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

         2.1. "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options and Restricted Stock.

         2.2. "Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to an Award.

         2.3. "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

         2.4. "Board" or "Board of Directors" means the board of directors of the Company.

         2.5. "Change of Control" means (i) any Person (other than Warburg, Pincus Investors, L.P. or any affiliate thereof) who acquires, in a single transaction or series of related transactions fifty percent (50%) or more of the Shares of the Company or (ii) the sale of all or substantially all of the assets of the Company (other than a wholly-owned Subsidiary of the Company).

         2.6. "Code" means the Internal Revenue Code of 1986, as amended from time to time and any rules or regulations promulgated thereunder.

         2.7. "Committee" means the Compensation Committee of the Board or such other Committee appointed by the Board pursuant to Section 3.1 to administer the Plan with respect to grants of Awards.

         2.8. "Company" means Caribiner International, Inc., a Delaware corporation, and any successor thereto, or any Subsidiary, division or affiliate thereof.

         2.9. "Consultant" means any individual who performs consulting services for the Company or any Subsidiary.

         2.10. "Covered Employee" means any Participant who is designated by the Committee prior to the date that the Committee establishes the Performance Targets for a Plan Year, to be a "covered employee" within the meaning of Code
Section 162(m).

         2.11. "Director" means any individual who is a member of the Board of Directors.

         2.12. "Disability" means a long-term or total disability, as determined by the Committee, in its sole discretion.

         2.13. "Effective Date" means January 1, 1996.

         2.14. "Employee" means any individual who is an employee of the Company or any Subsidiary.

         2.15. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time and any rules or regulations promulgated thereunder.

         2.16. "Fair Market Value" means (i) if the Shares are listed on a national securities exchange or quoted through the Nasdaq Stock Market/Nasdaq National Market, the Fair Market Value on any day shall be the average of the high and low reported consolidated trading sales prices, or if no such sale is made on such day, the average of the closing bid and asked prices reported on the consolidated trading listing for such day; (ii) if the Shares are quoted through the Nasdaq inter-dealer quotation system, the Fair Market Value on any day shall be the average of the representative bid and asked prices at the close of business for such day; or
(iii) if the Shares are at the time neither listed on any stock exchange nor quoted though Nasdaq, then the Fair Market Value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

         2.17. "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

         2.18. "Insider" shall mean an individual who is, on the relevant date, an officer, Director or Beneficial Owner of ten percent (10%) or more of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act and the General Rules and Regulations promulgated thereunder.

         2.19. "Nonemployee Director" means a Director who is not an Employee of the Company or any Subsidiary.

         2.20. "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein which is not intended to be treated as an "incentive stock option" under Code Section 422.

         2.21. "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

         2.22. "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

         2.23. "Participant" means an Employee, Consultant or Director designated by the Committee to participate in the Plan.

         2.24. "Performance Target" means a Company goal which shall be equal to a desired level or levels for any Plan Year or Plan Years of any or a combination of the following criteria on an absolute or relative basis and, where applicable, measured before or after interest, depreciation, amortization, service fees, extraordinary items and/or special items: (i) pre-tax earnings,
(ii) operating earnings, (iii) after-tax earnings, (iv) return on investment,
(v) earned value added, (vi) earnings per share, (vii) revenues, (viii) cash flow or cash flow on investment, (ix) return on assets or return on net assets,
(x) return on capital, (xi) return on equity, (xii) return on sales, (xiii) operating margin, (xiv) total shareholder return or stock price appreciation or
(xv) net income, in each case determined in accordance with generally accepted accounting principles (subject to modifications approved by the Committee) consistently applied for the Company on a divisional, subsidiary or consolidated basis or any combination thereof.

         2.25. "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of a Performance Target, if applicable, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 herein.

         2.26. "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as described in Section 13(d) thereof.

         2.27. "Plan" means the Caribiner International, Inc. 1996 Stock Option Plan.

         2.28. "Plan Year" means the fiscal year of the Company.

         2.29. "Restricted Stock" means an Award of Shares granted to a Participant pursuant to Article 7 herein.

         2.30. "Retirement" means a termination of employment or relationship with the Company or a Subsidiary either (i) on a voluntary basis by a Participant who is at least 65 years of age or (ii) otherwise with the written consent of the Committee in its sole discretion. The decision of the Committee shall be final and conclusive.

         2.31. "Shares" means the shares of common stock of the Company par value $.01 per Share.

         2.32. "Subsidiary" means any corporation, partnership, joint venture, or other entity which is consolidated with the Company for financial reporting purposes, provided that for ISOs, "Subsidiary" has the meaning set forth in Code
Section 422.

         Article 3. Administration

         3.1. The Administrator. The Plan shall be administered by the Committee.

         3.2. Authority of the Administrator. Except as limited by law or by the certificate of incorporation or bylaws of the Company (each as may be amended or restated from time to time), and subject to the provisions of the Plan, the Committee shall have full power and authority, in its sole discretion, to (a) select Participants from among all eligible Employees, Consultants and Directors and determine the nature, amount, terms and conditions of Awards in a manner consistent with the Plan; (b) make Awards to Participants; (c) construe and interpret the Plan and any agreement or instrument entered into under the Plan;
(d) adopt, amend, waive or rescind such rules and regulations as the Committee may deem appropriate for the proper administration or operation of the Plan; (e) subject to the provisions of Article 11, amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan; and (f) make all other determinations and take all other actions as may be necessary, appropriate or advisable for the administration or operation of the Plan. As permitted by law and to the extent permitted by Code Section 162(m), the Committee may delegate to any individual or committee (including a

Committee of Nonemployee Directors, to the extent that the Committee shall not be so constituted) its authority, or any part thereof, as it deems necessary, appropriate or advisable for proper administration or operation of the Plan.

         3.3. Determination of Performance Target. The Committee shall adopt in writing each year, within 90 days of such year, the applicable Performance Target that must be achieved in order to receive Restricted Stock (if applicable) under the Plan.

         3.4. Decisions Binding. All determinations, interpretations, decisions or other actions made or taken by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding for all purposes and upon all persons, including without limitation the Company, its stockholders, Directors, Employees, Consultants, Participants, and Participants' estates and beneficiaries.

         Article 4. Shares Subject to the Plan and Maximum Awards

         4.1. Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.3 herein, the maximum number of Shares with respect to which Awards may be granted to Participants under the Plan shall be 3,500,000 of the Company's total outstanding shares of all classes of common stock of the Company. Shares issued under the Plan may be either authorized but unissued Shares, treasury Shares or any combination thereof.

         4.2. Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason without the issuance of Shares or payment in respect thereof, any Shares subject to such Award again shall be available for the grant of an Award under the Plan to the fullest extent permitted under Rule 16b-3 of the Exchange Act and Sections 422 and 162(m) of the Code.

         4.3. Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, stock dividend or combination of shares or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company, an adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Awards limits set forth in subsections 4.4 (a) and (b) as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights, provided, however, that the number of Shares subject to any Award shall always be a whole number.

         4.4. Maximum Awards. The following rules shall apply to grants of such Awards under the Plan:

         (a) Options: The maximum aggregate number of Shares that may be granted in the form of Options, pursuant to any Award granted in any one Plan Year to any one single Participant shall be 750,000.

         (b) Restricted Stock: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one Plan Year to any one Participant shall be 750,000.

         Article 5. Eligibility and Participation

         5.1. Eligibility. Persons eligible to participate in this Plan include Employees, Consultants and Directors of the Company and its Subsidiaries, including Employees who are members of the Board.

         5.2. Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Consultants and Directors, those to whom Awards shall be granted and shall determine the nature, amount and terms and conditions of each Award.

         Article 6. Stock Options

         6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, provided however, in the case of ISOs, the aggregate Fair Market Value (determined at the time the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and any Subsidiary) shall not exceed $100,000.

         6.2. Award Agreement. Each Option granted shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

         6.3. Option Price. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted except that in the case of an ISO granted to a Participant owning (actually or constructively under Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a Subsidiary, the Option Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

         6.4. Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th ) anniversary date of its grant and no ISO granted to a five percent (5%) shareholder of the Company shall be exercisable later than the fifth (5th) anniversary of the date of grant.

         6.5. Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each Award or for each Participant.

         6.6. Payment. Options granted under this Article 6 shall be exercised by the delivery of notice of exercise to the Company or its designee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

         The Option Price upon exercise of any Option shall be payable to the Company or its designee in full either (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and (b).

         The Committee also may allow cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

         Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s); provided, however, that if the Committee permits cashless exercise of Options, a Participant may elect to receive the cash proceeds from the cashless exercise in lieu of Shares.

         6.7. Restrictions on Share Transferability. The Committee may impose such restrictions on the transfer of any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

         6.8. Termination of Employment or Relationship with the Company. Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or relationship with the Company or any Subsidiary. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination of employment or relationship with the Company.

         6.9. Nontransferability of Options.

         (a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or in the event of the Participant's legal incapacity, the Participant's legal guardian or representative.

         (b) Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, Participants, may in the Committee's sole discretion, transfer a NQSO to a member of such Participant's immediate family or to a trust for the benefit of such Participant's immediate family pursuant to the provisions of Revenue Ruling 98-21. Further, except as otherwise provided in a Participant's Award Agreement or with respect to the immediate family member or trust established for the immediate family of an executive officer of the Company, as determined by the Committee, in its sole discretion, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant or in the event of the Participant's legal incapacity, the Participant's legal guardian or representative.

         Article 7. Restricted Stock

         7.1. Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine and upon the attainment of the Performance Target, if applicable. As soon as practicable after the close of each Plan Year, the Committee shall determine with respect to each Participant whether and the extent to which any applicable Performance Targets were attained or exceeded.

         7.2. Restricted Stock Agreement. Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement that shall specify the restrictions, including restrictions creating a substantial risk of forfeiture, the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and as such other provisions as the Committee shall determine. Restrictions on Restricted Stock shall lapse at such time(s) and in such manner and subject to such conditions as the Committee shall in each instance determine, which need not be the same for each Award or for each Participant.

         7.3. Transferability. Except as provided in this Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, or in the event of the Participant's legal incapacity, to the Participant's legal guardian or representative.

         7.4. Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, time-based restrictions on vesting following the attainment of the Performance Target, if applicable, and/or restrictions under applicable Federal or state securities laws.

         The Company or its designee shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

         Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

         7.5. Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

         7.6. Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. In the event that any dividend constitutes a "derivative security" within the meaning of Rule 16a-1 of the General Rules and Regulations promulgated under the Exchange Act or an "equity security" within the meaning of Section 3(a)(11) of the Exchange Act, such dividend shall be subject to a period of restriction equal to the remaining Period of Restriction applicable to the Restricted Stock with respect to which the dividend has been paid.

         7.7. Termination of Employment or Relationship with the Company. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's employment or relationship with the Company or any Subsidiary. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment or relationship with the Company.

         Article 8. Beneficiary Designation

         A Participant under the Plan may, from time to time, name any beneficiary or beneficiaries to receive any benefit in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant and will be effective only when filed by the Participant in writing (in such form or manner as may be prescribed by the Committee) with the Company during the Participant's lifetime. In the absence of a valid designation, if no validly designated beneficiary survives the Participant or if each surviving validly designated beneficiary is legally impaired or prohibited from taking, the Participant's beneficiary shall be the Participant's estate.

         Article 9. Deferrals

         The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or the lapse or waiver of restrictions with respect to Restricted Stock. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

         Article 10. Change of Control

         In the event of a Change of Control, (i) any and all Options granted hereunder shall become immediately exercisable as of the effective date of the Change of Control and shall remain exercisable throughout their term, (ii) any Period of Restriction and restrictions imposed on Restricted Stock shall lapse as of the effective date of the Change of Control and (iii) the Performance Target with respect to outstanding Restricted Stock, if any, shall be deemed to have been attained as of the effective date of the Change of Control. Notwithstanding the foregoing, in the case that the Company is merged or consolidated with another corporation, or the assets or stock of the Company is acquired by another corporation, or a separation, reorganization or liquidation of the Corporation occurs, the Board, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall make appropriate provisions for the protection of any Award hereunder by substitution on an equitable basis of appropriate stock of the Company, or appropriate stock of the merged, consolidated, or otherwise reorganized corporation, provided only that the excess of the aggregate Fair Market Value of the Shares subject to the Award immediately after such substitution over the price to be paid for such Award as set forth in any applicable award agreement is not less than the excess of the aggregate Fair Market Value of the Shares subject to the Award immediately before such substitution over the price to be paid for such Award.

         Article 11. Amendment, Adjustment, and Termination.

         11.1. Amendment and Termination. Subject to Section 11.2, the Committee may at any time, and from time to time, in its sole discretion alter, amend, suspend or terminate the Plan in whole or in part for any reason or for no reason; provided, however, that no amendment or other action that requires stockholder approval in order for the Plan to continue to comply with applicable law shall be effective unless such amendment or other action shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon.

         11.2. Awards Previously Granted. No alteration, amendment, suspension or termination of the Plan shall adversely affect in any material way any Award previously made under the Plan without the written consent of the affected Participant; provided, however, that the Committee may modify, without a Participant's consent, any Award previously made to a Participant who is a foreign national or employed outside the United States to recognize differences in local law, tax policy or custom.

         11.3. Compliance with Code Section 162(m). At all times when Code
Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award of Restricted Stock, compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 11, make any adjustments it deems appropriate.

         Article 12 Withholding.

         12.1. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

         12.2. Share Withholding. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the statutory total tax (using the Federal Supplemental wage rate, and state or local equivalent as well as any FICA or Medicare taxes) which could be imposed on the transaction. All such elections shall be irrevocable, made in such form as the Committee shall designate, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

         Article 13. Successors.

         All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

         Article 14. Legal Construction.

         14.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         14.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         14.3. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         14.4. Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         14.5. Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of New York.

         14.6. Special Compensation. Except as otherwise required by law or as specifically provided in any plan or program maintained by the Company, no payment under the Plan shall be included or taken into account in determining any benefit under any pension, thrift, profit sharing, group insurance, or other benefit plan maintained by the Company.

         14.7. Incompetent Payee. If the Committee shall find that any individual to whom any amount is payable under the Plan is found by a court of competent jurisdiction to be unable to care for his affairs because of illness or accident, or is a minor, or has died, then the payment due him or his estate (unless a prior claim thereof has been made by a duly appointed legal representative) may, if the Committee so elects, be paid to his spouse, a child, a relative, an institution maintaining or having custody of such individual, or any other individual deemed by the Committee to be a proper recipient on behalf of such individual otherwise entitled to payment. Any such payment shall constitute a complete discharge of all liability of the Plan thereof.

         14.8. No Rights to Continuance of Employment or Relationship. Neither the Plan nor any Award Agreement shall be construed as giving any Participant the right to be retained by the Company or a Subsidiary, nor shall they interfere in any way with the right of the Company or a Subsidiary to terminate the Participant's employment or relationship at any time with or without cause.